As filed with the Securities and Exchange Commission on February 27, 2002

                                                        Registration No. 33-5490

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 3 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        OCCIDENTAL PETROLEUM CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


                    DELAWARE                                 95-4035997
        (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                 Identification No.)

              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                              90024
     (Address of Principal Executive Offices)                    (Zip code)


                      EMPLOYEES THRIFT PLAN OF OXY USA INC.
(FORMERLY NAMED EMPLOYEES THRIFT PLAN OF CITIES SERVICE OIL AND GAS CORPORATION)
                            (Full title of the plan)


                            DONALD P. DE BRIER, ESQ.
                                 GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-6176
 (Name, address and telephone number, including area code, of agent for service)

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

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                          DEREGISTRATION OF SECURITIES
                          ----------------------------

     On May 7, 1986, Occidental Petroleum Corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 33-5490) (the "Form S-8") registering 2,000,000 shares of the Registrant's Common Stock, $0.20 par value (the "Shares"), to be issued to participants under the Registrant's Employees Thrift Plan of OXY USA Inc. (formerly named the Employees Thrift Plan of Cities Service Oil and Gas Corporation) (the "Plan"). The Plan was terminated after an aggregate of 987,567 Shares were issued to participants thereunder. This Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 27, 2002.

                                     OCCIDENTAL PETROLEUM CORPORATION
                                               (REGISTRANT)



                                     By:  /s/ RAY R. IRANI
                                         ---------------------------------------
                                              Ray R. Irani
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                           TITLE                       DATE
           ---------                           -----                       ----

      /s/ RAY R. IRANI              Chairman of the Board of        February 27, 2002
-------------------------------     Directors and Chief
          Ray R. Irani              Executive Officer


   /s/ STEPHEN I. CHAZEN            Executive Vice President -      February 27, 2002
-------------------------------     Corporate Development
       Stephen I. Chazen            and Chief Financial Officer


/s/ SAMUEL P. DOMINICK, JR.         Vice President and              February 27, 2002
-------------------------------     Controller (Chief
    Samuel P. Dominick, Jr.         Accounting Officer)


    /s/ RONALD W. BURKLE            Director                        February 27, 2002
-------------------------------
        Ronald W. Burkle


    /s/ JOHN S. CHALSTY             Director                        February 27, 2002
-------------------------------
        John S. Chalsty


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

           SIGNATURE                           TITLE                       DATE
           ---------                           -----                       ----


  /s/ EDWARD P. DJEREJIAN           Director                        February 27, 2002
-------------------------------
      Edward P. Djerejian


     /s/ JOHN E. FEICK              Director                        February 27, 2002
-------------------------------
         John E. Feick


     /s/ J. ROGER HIRL              Director                        February 27, 2002
-------------------------------
         J. Roger Hirl


    /s/ DALE R. LAURANCE            Director                        February 27, 2002
-------------------------------
        Dale R. Laurance


    /s/ IRWIN W. MALONEY            Director                        February 27, 2002
-------------------------------
        Irvin W. Maloney


    /s/ RODOLFO SEGOVIA             Director                        February 27, 2002
-------------------------------
        Rodolfo Segovia


    /s/ AZIZ D. SYRIANI             Director                        February 27, 2002
-------------------------------
        Aziz D. Syriani


                                    Director                        February 27, 2002
-------------------------------
        Rosemary Tomich


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